CONSULTING AND NON-COMPETITION AGREEMENT

                         September 13, 1996


          The parties to this agreement are American Passage
Media Corporation, a Washington corporation ("AP"), and American
Passage Media, Inc., a Delaware corporation ("Buyer").

          Pursuant to an Asset Purchase Agreement dated September 13, 1996 (the "Asset Purchase Agreement"), AP has today sold to Buyer substantially all of the business and assets relating to sales and marketing activities involving the high school and college student markets (the "Business"), excluding the business of publishing and distributing Directory of Classes.

          Buyer considers it essential to secure the full value of its purchase that AP provide consulting services, and that AP and its principal executives not compete with Buyer, in connection with Buyer's operation of the Business.

          Accordingly, it is agreed as follows:

          1.   Consulting Services.

               (a) For the periods referred to in section 1(b), AP shall provide consulting services to Buyer in connection with
(i) the transition of the Business to Buyer, (ii) the resolution of problems that may arise in the Business from time to time during the Term, and (iii) such other matters relating to the Business as Buyer reasonably may request. The consulting services to be provided by AP shall include assisting in the operation and administration of the Business, providing marketing advice and analysis, and providing contacts with suppliers and customers.

               (b)  AP shall cause Gilbert Scherer and Carl
Bryant to be available to Buyer to perform the services provided for in section 1(a) for a period of two years commencing on the date of this agreement and shall cause Linda Naismith, Dan Brillon, Dean Miles, JoAnn Turnbull and other persons reasonably requested by Buyer to be available to Buyer to perform the services provided for in section 1(a) for a period of one year commencing on the date of this agreement. In the event such persons are not available to provide such services, AP shall use its reasonable efforts to substitute persons of comparable experience, provided, however, AP shall not be required to hire any persons. Buyer acknowledges that as long as those individuals remain officers or employees of AP, they shall continue to devote the major portion of their energies and efforts to their responsibilities for AP, and that the consulting services to be provided under this agreement are limited in scope and not intended to materially interfere with those responsibilities. AP recognizes that during the first several months after this date those individuals may be required to devote a significant amount of time to their services under this agreement in connection with the transition of the Business. Notwithstanding the foregoing, none of the individuals referred to above shall be obligated to provide a minimum time commitment to the provision of consulting services, to provide the consulting services in a specific manner, whether in person or otherwise, or to travel for the performance of the consulting services.

          2.   Compensation.

               (a) As full consideration for the performance by AP of its obligations under this agreement, Buyer shall pay AP the sum of $273,600, payable in equal quarterly installments commencing on December 13, 1996.

               (b)  AP shall be reimbursed for all expenses
(other than the salaries and benefits associated with the persons described in section 1(b)) incurred by AP in connection with the performance of its services under this agreement, but any expense anticipated to exceed $500 for which AP will seek reimbursement must be authorized in advance by Buyer. Buyer shall reimburse AP for its expenses within two weeks after Buyer's receipt of invoices from AP accompanied by appropriate supporting documentation.

          3.   Non-Competition; Non-Solicitation;
Confidentiality.

               (a) For a period of five years commencing on the date of this agreement (and, with respect to the sale of advertising in college newspapers, for a period of seven years after this date), neither AP nor Gilbert Scherer or Carl Bryant (together with AP, the "Primary Consultants") shall, except as provided herein, directly or indirectly, engage or be interested in (as owner, stockholder, partner, member, manager, lender, employee, agent, consultant or otherwise) any business or entity that engages, anywhere in the world, in sales and marketing activities targeting primarily high school and college-student markets substantially similar to those engaged in by the Business as of the date of this agreement, including, but not limited to, the sale of advertising (in college newspapers and otherwise) and of promotional and sponsorship opportunities, GymBoards, and campus postering operations. However, this section shall not prevent the Primary Consultants from (i) owning as an investment up to 2% of a class of equity securities issued by any competitor of Buyer or its affiliates that is publicly traded and registered under the Securities Exchange Act of 1934 or subject to Section 15(d) of such Act, (ii) continuing to publish and distribute the Directory of Classes, (iii) continuing to operate the GAPS business, (iv) engaging in a business that recruits United States students for Israeli corporations and the Israeli government, and
(v) college credit card marketing for MBNA and Kessler Financial
Services.

               (b) For a period of five years commencing on the date of this agreement, none of the Primary Consultants shall, directly or indirectly, employ or solicit for employment or consulting, on its or his own behalf or on behalf of any other person or entity, or otherwise encourage the resignation of, any employee of the Business, other than an employee of the Business whose employment is terminated by Buyer or who terminates his or her employment with Buyer after he or she refuses Buyer's request to relocate to another city. For a period of five years commencing on the date of this agreement, neither Buyer nor any of its affiliates shall, directly or indirectly, employ or solicit for employment or consulting, on its own behalf or on behalf of any other person or entity, or otherwise encourage the resignation of, any employee of AP who is not employed primarily in the Business.

               (c) For a period of five years commencing on the date of this agreement, none of the Primary Consultants shall disclose to anyone except to carry out their obligations hereunder or unless authorized to do so by Buyer, or use in competition with the Business, any confidential information relating to the Business. Subject to section 3(a), the foregoing shall not prohibit the Primary Consultants from using in their other business ventures information in a non-tangible form, including ideas, concepts, know-how and techniques, which they obtained from their participation or experience in the advertising or media industries.

               (d) Each of the Primary Consultants and Buyer acknowledges that the remedy at law for breach of the provisions of this section 3 will be inadequate and that, in addition to any other remedy Buyer or AP may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages. If any court construes the covenant in this section 3 or any part thereof, to be unenforceable in any respect, the court may reduce the duration or area to the extent necessary so that the provision is enforceable, and the provision, as reduced, shall then be enforceable.

          4.   Miscellaneous.

               (a) Neither party may assign its rights under this agreement without the prior written consent of the other party, which consent may be withheld in the other party's sole discretion.

               (b) All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally, sent by facsimile (with a copy by any other means permitted for the giving of notices under this agreement) or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

               If to AP:

                    American Passage Media Corporation
                    401 Second Avenue West
                    Seattle, Washington 98119-4107
                    Attention: Gilbert Scherer, President
                    Fax:  (206) 281-5993

               If to Buyer:

                    c/o Network Event Theater, Inc.
                    149 Fifth Avenue
                    New York, N.Y. 10010
                    Attention: Harlan D. Peltz, Chairman
                    Fax:  (212) 779-3241


               (c)  This agreement shall be governed by and
construed in accordance with the law of the State of Washington applicable to agreements made and to be performed in Washington.

               (d) The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

               (e)  This agreement, together with the Asset
Purchase Agreement, contains a complete statement of all of the arrangements between the parties with respect to its subject matter, supersedes all previous agreements and understandings between or on behalf of them with respect to that subject matter and cannot be changed or terminated orally.

               (f) AP shall perform the services to be rendered under this agreement as an independent contractor and neither it nor any of its officers or employees shall have any authority to assume or create any obligation or liability on behalf of or in the name of Buyer or to bind
Buyer in any respect.


                         AMERICAN PASSAGE MEDIA CORPORATION


                         By:  /s/ Gilbert Scherer
                              Gilbert Scherer
                              President and Chief
                              Executive Officer


                         AMERICAN PASSAGE MEDIA, INC.



                         By:  /s/ Harlan D. Peltz
                              Harlan D. Peltz
                              Chairman and Chief
                              Executive Officer


     The undersigned agree to perform the consulting services provided for in section 1 and to be bound by the provisions of section 3 of the foregoing agreement.


                         /s/ Gilbert Scherer
                         Gilbert Scherer


                         /s/ Carl Bryant
                         Carl Bryant